Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-83729), pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and an Individual Stock Option Agreement,

(2)
Registration Statement (Form S-8 No. 333-54278), pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and 2000 Nonstatutory Stock Option Plan,

(3)
Registration Statement (Form S-8 No. 333-55644), pertaining to the Extreme Networks, Inc. Individual Option Agreements Granted Under the Optranet, Inc. 2000 Stock Option Plan and Assumed by Extreme Networks, Inc.,

(4)
Registration Statement (Form S-8 No. 333-58634), pertaining to the Extreme Networks, Inc. Individual Option Agreements Granted Under the Webstacks, Inc. 2000 Stock Option Plan and Assumed by Extreme Networks, Inc.,

(5)
Registration Statement (Form S-8 No. 333-65636), pertaining to the Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan,

(6)
Registration Statement (Form S-8 No. 333-76798), pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan,

(7)
Registration Statement (Form S-8 No. 333-105767), pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan,

(8)
Registration Statement (Form S-8 No. 333-112831), pertaining to the Extreme Networks, Inc. Amended 1996 Stock Option Plan and 1999 Employee Stock Purchase Plan,

(9)
Registration Statement (Form S-8 No. 333-131705), pertaining to the Extreme Networks, Inc. 2005 Equity Incentive Plan and 1999 Employee Stock Purchase Plan,

(10)
Registration Statement (Form S-8 No. 333-165268), pertaining to the Extreme Networks, Inc. 2005 Equity Incentive Plan,

(11)
Registration Statement (Form S-8 No. 333-192507), pertaining to the Extreme Networks, Inc. 2013 Equity Incentive Plan and Enterasys Inc. 2013 Stock Plan,

(12)
Registration Statement (Form S-8 No. 333-201456), pertaining to the Extreme Networks, Inc. 2014 Employee Stock Purchase Plan,

(13)
Registration Statement (Form S-8 No. 333-215648), pertaining to the Extreme Networks, Inc. 2013 Equity Incentive Plan,

(14)
Registration Statement (Form S-8 No. 333-221876), pertaining to the Extreme Networks, Inc. 2013 Equity Incentive Plan,

(15)
Registration Statement (Form S-8 No. 333-229582), pertaining to the Extreme Networks, Inc. 2014 Amended Employee Stock Purchase Plan,

(16)
Registration Statement (Form S-8 No. 333-233164), pertaining to the Aerohive Networks, Inc. 2014 Equity Incentive Plan,

(17)
Registration Statement (Form S-8 No. 333-235541), pertaining to the Extreme Networks, Inc. Amended and Restated 2013 Equity Incentive Plan,

(18)
Registration Statement (Form S-8 No. 333-261350), pertaining to the Extreme Networks, Inc. Amended and Restated 2013 Equity Incentive Plan and the Extreme Networks, Inc. Amended and Restated 2014 Employee Stock Purchase Plan, and

(19)
Registration Statement (Form S-8 No. 333-268818), pertaining to the Extreme Networks, Inc. Amended and Restated 2013 Equity Incentive Plan;

of our report dated August 27, 2021, with respect to the consolidated financial statements of Extreme Networks, Inc. for the year ended June 30, 2021 included in this Annual Report (Form 10-K) of Extreme Networks, Inc. for the year ended June 30, 2023.

/s/ Ernst & Young LLP

San Jose, California

August 24, 2023